Exhibit 99.1
ManTech Announces Financial Results for
First Quarter of 2016

•	Revenues: $391 million, up 5.5% from first quarter of 2015

•	Operating Margin: 5.6% for the first quarter and operating income up 11% from first quarter of 2015

•	Diluted EPS: $0.35, up 13% from first quarter of 2015

•	Book-to-Bill Ratio: 1.3 for the first quarter; fourth consecutive quarter at or above 1.0

•	Cash Flow from Operations: $29 million or 2.2 times net income

FAIRFAX, Va., April 27, 2016 (GLOBE NEWSWIRE) – ManTech International Corporation (Nasdaq:MANT), a leading provider of innovative technologies and solutions for mission-critical national security programs, today announced financial results for the first quarter of fiscal year 2016, which ended March 31, 2016.

"Our solid execution in the first quarter was highlighted by outstanding contract awards, year-over-year revenue growth and improved operating and net income margins. Our first quarter book-to-bill ratio was seasonally strong and the highest for the first quarter since 2008," said ManTech Chairman and Chief Executive Officer George J. Pedersen. "We expect growth to continue throughout the year, spurred by our industry-leading book-to-bill ratio in 2015 and the past quarter. ManTech has invested in building strong business development and recruiting teams, as well as technology investments in Cyber, Intelligence, and Enterprise IT, to name a few. We have a very strong balance sheet, a healthy backlog, and remain committed to help solve some of the nation's most difficult technology and security challenges."

Summary Operating Results

Revenues for the quarter were $390.7 million, up 5.5% from $370.3 million in the first quarter of 2015, up 0.8% organically. Direct labor was up compared to the fourth quarter of 2015 and the first quarter of 2015. Support for Overseas Contingency Operations contributed roughly $27 million in revenues in the quarter, down about $2 million from the fourth quarter of 2015.

Operating income for the quarter of $21.9 million, representing an operating margin of 5.6%, was up 11% from the first quarter of 2015. For the quarter net income was $13.2 million and diluted earnings per share were $0.35, up 12% and 13%, respectively, compared to the first quarter of 2015.

Cash Management and Capital Deployment

Cash flow from operations for the quarter was $29 million or 2.2 times net income. Days sales outstanding (DSO) were 72 days, an improvement of 15 days compared to the first quarter of 2015. As of March 31, 2016, the company had $60 million in cash and cash equivalents and no outstanding borrowings on its $500 million revolving-credit facility, which provides the company with the financial capacity to pursue acquisitions, issue dividends, and maintain a strong balance sheet.

The company paid $7.9 million in dividends, or $0.21 per share, to its common stockholders of record as of March 4, 2016. The Board of Directors has declared that the company will pay a cash dividend of $0.21 per share on June 24, 2016, to all common stockholders of record as of June 10, 2016, as part of its regular quarterly cash dividend program. Future declarations of dividends and their record and payment dates are subject to the final determination of ManTech's Board of Directors.

Contract Awards

Contract awards (bookings) totaled $491 million in the quarter, representing a book-to-bill ratio of 1.3. Approximately 30% of the awards were for new business. Over the trailing 12 months, the book-to-bill ratio is 1.8. Large, single-award contracts contributing to the quarterly bookings include:

•
Training, Quality and Content Support to the Centers for Medicare & Medicaid Services (CMS). ManTech was awarded a new 6-year, $72 million subcontract to provide marketplace training, quality analysis, quality assurance and oversight of systems support.

•
Engineering Support to the Combating Terrorism Technical Support Office (CTTSO). ManTech was awarded a 5-year, $71 million contract to continue providing contractor advisory and assistance and systems engineering and technical assistance.

•
Engineering Support to the Battlefield Collection and Exploitation Systems (BICES) Program Office. ManTech was awarded a 5-year, $33 million contract to continue providing systems engineering and technical assessment and subject matter expertise.

Additional contract awards in the quarter include several extensions to existing contracts and new contracts from classified customers.

The company’s backlog of business at the end of quarter was $4.2 billion, up 2% compared to the fourth quarter of 2015; funded backlog was $1.0 billion, up 3% compared to the fourth quarter of 2015.

Forward Guidance

The company reaffirms its guidance previously provided on February 17, 2016. ManTech expects its revenue, net income, and diluted earnings per share as specified in the table below.

Measure	Fiscal 2016 Guidance
Revenue (billion)	$1.575 - $1.675
Net Income (million)	$52.5 - $55.9
Diluted Earnings per Share	$1.38 - $1.47

ManTech Chief Financial Officer Kevin M. Phillips said, “I am pleased to see continued success in achieving new business awards, revenue growth, improved margins and strong cash flow. We have aggressively invested in business development to drive growth, and as a result are successfully increasing market share and expanding our presence in key mission areas. We look forward to continued growth in revenues throughout the year as we begin to execute on the new opportunities.”

Conference Call

ManTech executive management will hold a conference call on April 27, 2016, at 5 p.m. Eastern to discuss the financial results and outlook and answer questions. Analysts may participate on the conference call by dialing 877-638-9567 (domestic) or 253-237-1032 (international) and entering passcode 75198644. The conference call will be webcast simultaneously to the public through a link on the Investor Relations section of the ManTech website (http://investor.mantech.com). A replay of the conference call will be available on the ManTech website approximately 2 hours after the conclusion of the conference call.

About ManTech International Corporation

ManTech provides innovative technologies and solutions for mission-critical national security programs for the intelligence community; the departments of Defense, State, Homeland Security, Health and Human Services, Veteran Affairs and Justice, including the Federal Bureau of Investigation (FBI); the health and space community; and other U.S. government customers. We support important national missions by providing services to approximately 50 federal government agencies under approximately 1,000 current contracts. ManTech's expertise includes cybersecurity; software and systems development; enterprise information technology; multi-discipline intelligence; program protection and mission assurance; systems engineering; test and evaluation (T&E); command, control, communications, computers, intelligence, surveillance and reconnaissance (C4ISR); training; supply chain management and logistics; and management consulting. Additional information on ManTech can be found at www.mantech.com.

Forward-Looking Information

Statements and assumptions made in this press release, which do not address historical facts, constitute “forward-looking” statements that ManTech believes to be within the definition in the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties, many of which are outside of our control. Words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” or “estimate,” or the negative of these terms or words of similar import are intended to identify forward-looking statements.

These forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes we anticipate. Factors that could cause actual results to differ materially from the results we anticipate, include, but are not limited to, the following: failure to compete effectively for new contract awards or to retain existing U.S. government contracts; failure to obtain option awards, task orders or funding under contracts; delays in the competitive bidding process caused by competitors' protests of contract awards received by us; adverse changes or delays in U.S. government spending for programs we support due to failure to complete the budget and appropriations process in a timely manner, changing mission priorities, the implementation of cost reduction and efficiency initiatives by our customers, or other federal budget constraints generally; inability to recruit and retain sufficient number of employees with specialized skill sets who are in great demand and limited supply; renegotiation, modification or termination of our contracts, or failure to perform in conformity with contract terms or our expectations; increased exposure to risks associated with conducting business internationally; failure to realize the full amount of our backlog or adverse changes in the timing of receipt of revenues under contracts included in backlog; failure to successfully integrate acquired companies or businesses into our operations or to realize any accretive or synergistic effects from such acquisitions; adverse changes in business conditions that may cause our investments in recorded goodwill to become impaired; non-compliance with, or adverse changes in, complex U.S. government laws, procurement regulations or processes; disruption of our business or damage to our reputation resulting from security breaches in customer systems, internal systems or service failures (including as a result of cyber or other security threats), or employee or subcontractor misconduct; and adverse results of U.S. government audits or other investigations of our government contracts. These and other risk factors are more fully discussed in the section entitled "Risk Factors" in ManTech's Annual Report on Form 10-K previously filed with the Securities and Exchange Commission on Feb. 19, 2016, Item 1A of Part II of our Quarterly Reports on Form 10-Q, and, from time to time, in ManTech's other filings with the Securities and Exchange Commission.

The forward-looking statements included herein are only made as of the date of this press release, and ManTech undertakes no obligation to publicly update any of the forward-looking statements made herein, whether as a result of new information, subsequent events or circumstances, changes in expectations or otherwise.

MANTECH INTERNATIONAL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In Thousands Except Share and Per Share Amounts)

	(unaudited)
	March 31, 2016	December 31, 2015
ASSETS
Cash and cash equivalents	$60,404	$41,314
Receivables—net	311,554	304,253
Prepaid expenses and other	20,915	23,605
Total Current Assets	392,873	369,172
Goodwill	919,591	919,591
Other intangible assets—net	149,313	154,176
Employee supplemental savings plan assets	27,639	27,557
Property and equipment—net	23,382	22,439
Investments	10,943	10,853
Other assets	2,425	2,636
TOTAL ASSETS	$1,526,166	$1,506,424
LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Accounts payable and accrued expenses	$105,859	$106,271
Accrued salaries and related expenses	75,536	60,940
Billings in excess of revenue earned	9,786	12,685
Total Current Liabilities	191,181	179,896
Deferred income taxes—non-current	107,014	102,035
Accrued retirement	27,280	29,877
Other long-term liabilities	11,164	10,879
TOTAL LIABILITIES	336,639	322,687
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
Common stock, Class A—$0.01 par value; 150,000,000 shares authorized; 24,759,921 and 24,731,584 shares issued at March 31, 2016 and December 31, 2015; 24,515,808 and 24,487,471 shares outstanding at March 31, 2016 and December 31, 2015	248	247
Common stock, Class B—$0.01 par value; 50,000,000 shares authorized; 13,191,845 and 13,191,845 shares issued and outstanding at March 31, 2016 and December 31, 2015	132	132
Additional paid-in capital	438,655	438,168
Treasury stock, 244,113 and 244,113 shares at cost at March 31, 2016 and December 31, 2015	(9,158)	(9,158)
Retained earnings	759,759	754,457
Accumulated other comprehensive loss	(109)	(109)
TOTAL STOCKHOLDERS’ EQUITY	1,189,527	1,183,737
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,526,166	$1,506,424

MANTECH INTERNATIONAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In Thousands Except Per Share Amounts)

	(unaudited) Three months ended March 31,
	2016	2015
REVENUES	$390,662	$370,330
Cost of services	333,514	314,149
General and administrative expenses	35,203	36,335
OPERATING INCOME	21,945	19,846
Interest expense	(289)	(275)
Interest income	44	67
Other income (expense), net	8	(141)
INCOME FROM OPERATIONS BEFORE INCOME TAXES AND EQUITY METHOD INVESTMENTS	21,708	19,497
Provision for income taxes	(8,560)	(7,739)
Equity in gains of unconsolidated subsidiaries	68	—
NET INCOME	$13,216	$11,758
BASIC EARNINGS PER SHARE:
Class A common stock	$0.35	$0.31
Class B common stock	$0.35	$0.31
DILUTED EARNINGS PER SHARE:
Class A common stock	$0.35	$0.31
Class B common stock	$0.35	$0.31

MANTECH INTERNATIONAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)

	(unaudited) Three months ended March 31,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$13,216	$11,758
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,622	7,178
Deferred income taxes	3,595	2,966
Stock-based compensation	1,091	1,210
Equity in gains of unconsolidated subsidiaries	(68)	—
Excess tax benefits from exercise of stock options	(1)	(58)
Change in assets and liabilities—net of effects from acquired businesses:
Receivables—net	(7,307)	18,790
Prepaid expenses and other	2,690	(298)
Employee supplemental savings plan asset	(82)	(645)
Accounts payable and accrued expenses	(1,084)	(25,698)
Accrued salaries and related expenses	14,596	8,818
Billings in excess of revenue earned	(2,899)	4,465
Accrued retirement	(2,597)	(2,543)
Other	324	(93)
Net cash flow from operating activities	29,096	25,850
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(2,278)	(1,572)
Investment in capitalized software for internal use	(399)	(96)
Payments to acquire investments	(201)	(750)
Proceeds from sale of investment	—	13
Net cash flow from investing activities	(2,878)	(2,405)
CASH FLOWS FROM FINANCING ACTIVITIES:
Dividends paid	(7,910)	(7,856)
Proceeds from exercise of stock options	781	4,200
Excess tax benefits from exercise of stock options	1	58
Borrowings under revolving credit facility	—	1,500
Repayments under revolving credit facility	—	(1,500)
Net cash flow from financing activities	(7,128)	(3,598)
NET CHANGE IN CASH AND CASH EQUIVALENTS	19,090	19,847
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	41,314	23,781
CASH AND CASH EQUIVALENTS, END OF PERIOD	$60,404	$43,628

Contact:    ManTech International Corporation
Kevin Phillips, (703) 218-8269
investor.relations@mantech.com

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